UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2014

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25141	76-0579161
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

c/o East West Bancorp, Inc.

135 N. Los Robles Ave, 7th Floor

Pasadena, California 91101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (626) 768-6000

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the consummation on January 17, 2014 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 18, 2013 (the “Merger Agreement”), by and between East West Bancorp, Inc., a Delaware corporation (“East West”), and MetroCorp Bancshares, Inc., a Texas corporation (“MetroCorp”).  Pursuant to the Merger Agreement, on January 17, 2014, MetroCorp merged with and into East West (the “Merger”), with East West continuing as the surviving corporation.  The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 17, 2014, MetroCorp notified the NASDAQ Global Select Market (“NASDAQ”) that, effective upon the consummation of the Merger, each outstanding share of Company common stock, par value $1.00 per share (“Company Common Stock”) (other than shares owned (as treasury stock or otherwise) by East West, MetroCorp or their respective affiliates, which shares were cancelled), was converted into the right to receive 0.2985 of a share (the “Per Share Stock Consideration”) of East West common stock, par value $0.001 per share (“East West Common Stock”), and $4.78 in cash (the “Per Share Cash Consideration”).  Cash was paid in lieu of fractional shares.  The NASDAQ has filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to MetroCorp Common Stock.

Item 3.03                                           Material Modification to the Rights of Security Holders.

Effective upon the consummation of the Merger: (i) each outstanding share of Company Common Stock (other than shares owned (as treasury stock or otherwise) by East West, MetroCorp or their respective affiliates, which shares were cancelled) was converted into the right to receive the Per Share Stock Consideration and the Per Share Cash Consideration, with cash paid in lieu of fractional shares; (ii) each outstanding option to purchase a share of Company Common Stock became fully vested and, immediately after the effective time of the Merger, was cancelled and the holder of the option became entitled to receive, subject to any required tax withholding, an amount per share in cash, without interest, equal to the excess, if any, of the Per Share Stock Consideration and the Per Share Cash Consideration less the exercise price of such options; and (iii) each share of restricted stock of MetroCorp became fully vested and was converted into the right to receive the Per Share Stock Consideration and the Per Share Cash Consideration, subject to any required tax withholding. An outstanding warrant previously held by the U.S. Treasury to purchase 771,429 shares of the Company Common Stock automatically converted into the right to receive the Per Share Cash Consideration and the Per Share Stock Consideration.

Item 5.01                                           Changes in Control of Registrant.

On January 17, 2014, MetroCorp was merged with and into East West pursuant to the Merger Agreement. Effective January 17, 2014, MetroCorp Common Stock ceased trading on the NASDAQ.

The disclosure contained in “Item 3.03. Material Modification to the Rights of Security Holders” of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, MetroCorp’s directors and executive officers ceased serving in such capacities, and the directors and executive officers of East West continued as the directors and executive officers of the surviving corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East West Bancorp, Inc., as successor to MetroCorp Bancshares, Inc.

	By	/s/ Douglas P. Krause
	Name:	Douglas P. Krause, Esq.
	Title:	Executive Vice President and General Counsel
Date: January 17, 2014